Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion, in this Registration Statement on Form SB-2, of our report dated November 19, 2001, on our audit of the consolidated financial statements of Online Holdings, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".

/s/Ehrhardt Keefe Steiner & Hottman PC

December 18, 2001

Denver, Colorado